Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Katie Strohacker, Senior Director of Investor Relations (617) 796-8251 www.ta-petro.com
TravelCenters of America LLC Announces Third Quarter 2018 Financial Results
Third Quarter Income From Continuing Operations of $1.6 Million; Adjusted EBITDA of $31.4 Million Increased 2.4%
Third Quarter Nonfuel Gross Margin up 3.4%
Agreement to sell Minit Mart Stores on Track to Close in the Fourth Quarter
____________________________________________________________________________________

Westlake, OH (November 5, 2018): TravelCenters of America LLC (Nasdaq: TA) today announced financial results for the three and nine months ended September 30, 2018:

(in thousands, except per share and per gallon amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Total revenues	$1,659,397	$1,378,223	$4,697,925	$3,915,836
Income (loss) before income taxes and discontinued operations	3,468	7,332	3,487	(42,616)
Income from continuing operations	1,589	63,273	4,200	33,821
Net (loss) income	(70,480)	62,307	(114,482)	29,993
Net (loss) income attributable to common shareholders	(70,514)	62,277	(114,604)	29,893

Income per common share from continuing operations attributable to common shareholders (basic and diluted)	$0.04	$1.60	$0.10	$0.85

Supplemental Data:
Fuel sales volume (gallons):
Diesel fuel	408,403	405,811	1,208,073	1,204,750
Gasoline	82,086	82,995	227,110	227,423
Total fuel sales volume	490,489	488,806	1,435,183	1,432,173

Fuel revenues	$1,172,913	$908,456	$3,308,744	$2,582,699
Fuel gross margin	76,848	69,391	234,123	208,780
Fuel gross margin per gallon	$0.157	$0.142	$0.163	$0.146

Nonfuel revenues	$482,621	$465,232	$1,377,159	$1,319,308
Nonfuel gross margin	289,670	280,105	838,553	797,663
Nonfuel gross margin percentage	60.0%	60.2%	60.9%	60.5%

Non-GAAP Measures:(1)
Adjusted income (loss) from continuing operations	$1,589	$2,097	$(18,552)	$(15,656)
Adjusted income (loss) per common share from continuing operations attributable to common shareholders (basic and diluted)	$0.04	$0.05	$(0.46)	$(0.40)
EBITDA	$31,393	$34,829	$87,526	$46,997
Adjusted EBITDA	31,393	30,644	57,879	56,608

(1)
Reconciliations from income from continuing operations and income per common share from continuing operations attributable to common shareholders, as applicable, the financial measures determined in accordance with U.S. generally accepted accounting principles, or GAAP, to the non-GAAP measures disclosed herein are included in the supplemental tables below.

Andrew J. Rebholz, TA's CEO, made the following statement regarding the 2018 third quarter results:
"This past quarter, TA took a meaningful step forward in support of our strategy to be a more focused leader in the travel center industry. The decision to sell our standalone convenience stores business will allow us to spend more time managing our core travel centers business, thoughtfully pursuing our growth programs and addressing the company's leverage. We expect this sale will be completed before year end 2018.
"In addition to the standalone convenience stores divestment, we also opened our first four smaller format TA Express™ travel centers. We also have been actively engaged with several travel center network expansion opportunities; I am hopeful we will have some deals signed up before year end 2018. In addition to addressing our leverage, I believe expanding the geographic footprint of our travel center brands will enable TA to remain a preferred provider that can grow its customer base by fulfilling the needs of both traditional and nontraditional customers.
"The estimated loss we recognized in connection with our decision to sell the standalone convenience stores was the primary driver of our net loss for the quarter, but after adjusting for unique items in the 2018 and 2017 third quarters our adjusted income from continuing operations is comparable to the prior year quarter and our adjusted EBITDA exceeded the prior year quarter. The adjusted EBITDA amounts for the 2018 and 2017 third quarters exclude $5.4 million and $9.4 million, respectively, of EBITDA generated by the discontinued operations. Overall, after taking into consideration the number of significant unique items, during the 2018 third quarter our continuing operations generated approximately 2.9% more site level gross margin in excess of site level operating expenses than in the prior year quarter led by continued strong growth in our truck service business."
Sale of the Convenience Stores Business
During the 2018 third quarter, TA entered into an agreement to sell 225 convenience stores, one standalone restaurant and certain related assets, or the convenience stores business, for an estimated aggregate purchase price of $328.8 million. This sale price includes $23.8 million of estimated net working capital items that are based on balances as of September 30, 2018, and are subject to adjustment based upon the values of these working capital items and certain other customary proration adjustments as of the closing date. The closing of this sale is expected to be completed during the 2018 fourth quarter, and is subject to the satisfaction or waiver of customary closing conditions for a transaction of this type. As a result of this agreement to sell the convenience stores business, the results of the convenience stores business have been reported as held for sale and presented as discontinued operations for all periods presented. Additionally, the assets and liabilities of the convenience stores business have been presented as discontinued operations in TA's consolidated balance sheets. Upon the classification of the assets and related liabilities as held for sale, TA determined that the carrying value of the convenience stores business exceeded the agreed purchase price less costs to sell, resulting in a loss on disposal of $78.7 million that includes transaction costs of $9.0 million as of September 30, 2018. In connection with the decision to sell the convenience stores business, TA recognized a $17.9 million charge to fully impair the goodwill related to its standalone convenience stores. TA estimates it will recognize an additional $0.6 million of transaction related costs during the 2018 fourth quarter. Entering into the agreement to sell its convenience stores business also eliminated TA's requirement to report information of its convenience stores segment.
TA estimates that, after payment of related transaction costs, the sale of its convenience stores business will generate net cash proceeds to TA of approximately $319.2 million. TA currently expects to use these proceeds to reduce its future rent and/or interest expense obligations.
Business Commentary
Fuel sales volume for the 2018 third quarter increased by 1.7 million gallons, or 0.3%, due to a net increase of 2.5 million gallons at sites opened or closed since the beginning of the 2017 third quarter, partially offset by a same site fuel sales volume decline of 0.8 million gallons, or 0.2%, as compared to the 2017 third quarter. TA believes the fuel sales volume decrease on a same site basis experienced during the 2018 third quarter primarily resulted from the continued effects of fuel efficiency gains and increased competition. Fuel revenues increased by $264.5 million, or 29.1%, in the 2018 third quarter as compared to the 2017 third quarter, primarily due to higher market prices for fuel during the 2018 third quarter. Fuel gross margin increased by $7.5 million, or 10.7%, as compared to the 2017 third quarter, primarily as a result of the increase in fuel sales volumes and a more favorable purchasing environment in the 2018 third quarter than the 2017 third quarter.

Nonfuel revenues increased by $17.4 million, or 3.7%, in the 2018 third quarter as compared to the 2017 third quarter, including a $13.9 million same site increase and a $3.5 million increase attributable to new sites. The increase on a same site basis was primarily due to growth in TA's truck service program and the positive impact of certain of TA's marketing initiatives. Nonfuel gross margin increased by $9.6 million, or 3.4%, in the 2018 third quarter as compared to the 2017 third quarter, including an $8.0 million same site increase and a $1.6 million increase attributable to recently acquired sites. The increase in nonfuel gross margin was primarily due to the increase in nonfuel revenues, partially offset by a slight decrease in the nonfuel gross margin percentage. The nonfuel gross margin percentage was 60.0% for the 2018 third quarter as compared to 60.2% for the 2017 third quarter.
Site level operating expenses increased by $17.0 million, or 7.9%, in the 2018 third quarter as compared to the 2017 third quarter due to a $15.5 million same site increase and a $1.5 million increase from new sites since the beginning of the 2017 third quarter. The increase on a same site basis was primarily due to increased costs to support the increase in nonfuel sales and a $4.6 million reversal of excess transaction fees previously withheld by Comdata Inc., or Comdata, recognized in the 2017 third quarter. Site level operating expenses as a percentage of nonfuel revenues was 48.3% for the 2018 third quarter as compared to 46.5% for the 2017 third quarter. The increase in site level operating expenses as a percentage of nonfuel revenues was primarily the result of the $4.6 million reversal of excess transaction fees in the 2017 third quarter and an increase in wages at TA's sites.
Selling, general and administrative expenses for the 2018 third quarter increased by $0.7 million, or 2.2%, as compared to the 2017 third quarter, primarily attributable to an increase in compensation expense as a result of increased headcount and annual salary increases, partially offset by certain cost savings initiatives.
Real estate rent expense increased by $2.1 million, or 3.0%, in the 2018 third quarter as compared to the 2017 third quarter, primarily from TA's sale to, and lease back from, Hospitality Properties Trust, or HPT, of improvements at leased sites since the beginning of the 2017 third quarter.
Depreciation and amortization expense increased by $0.4 million, or 2.1%, in the 2018 third quarter as compared to the 2017 third quarter primarily resulting from the growth in depreciable assets as a result of the locations acquired and other capital investments TA completed (and did not subsequently sell to HPT) since the beginning of the 2017 third quarter.
Income from continuing operations for the 2018 third quarter was $1.6 million as compared to $63.3 million for the 2017 third quarter, with the decline largely resulting from the $58.6 million income tax benefit recognized in the 2017 third quarter in connection with the resolution of a previously uncertain tax position. Adjusted income from continuing operations for the 2018 third quarter was $1.6 million as compared to $2.1 million for the 2017 third quarter. The decrease in adjusted income from continuing operations was primarily due to a $12.4 million increase in site level operating expenses and an increase in real estate rent expense of $2.1 million, partially offset by a $9.6 million increase in nonfuel gross margin and a $7.5 million increase in fuel gross margin.
Income per common share from continuing operations attributable to common shareholders for the 2018 third quarter was $0.04 as compared to $1.60 for the 2017 third quarter. Adjusted income per common share from continuing operations attributable to common shareholders for the 2018 third quarter was $0.04 as compared to $0.05 for the 2017 third quarter.
The loss from discontinued operations, net of taxes for the 2018 third quarter increased by $71.1 million as compared to the 2017 third quarter, primarily as a result of the $78.7 million loss on disposal and a $17.9 million goodwill impairment charge recognized in the 2018 third quarter, partially offset by $4.0 million of impairment charges related to certain convenience stores recognized in the 2017 third quarter.
Adjusted EBITDA for the 2018 third quarter increased by $0.7 million as compared to the 2017 third quarter.

Conference Call:
On Monday, November 5, 2018, at 10:00 a.m. Eastern time, TA will host a conference call to discuss its financial results and other activities for the three months ended September 30, 2018. Following management's remarks, there will be a question and answer period.
The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-317-5437. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10123843.
A live audio webcast of the conference call will also be available in a listen only mode on TA's website at www.ta-petro.com. To access the webcast, participants should visit TA's website about five minutes before the call. The archived webcast will be available for replay on TA's website for about one week after the call. The transcription, recording and retransmission in any way of TA's third quarter conference call is strictly prohibited without the prior written consent of TA. The Company's website is not incorporated as part of this press release.

About TravelCenters of America LLC:
TA's nationwide business includes travel centers located in 43 U.S. states and in Canada and standalone restaurants in 13 states. TA's travel centers operate under the "TravelCenters of America," "TA," "TA Express," "Petro Stopping Centers" and "Petro" brand names and offer diesel and gasoline fueling, restaurants, truck repair services, travel/convenience stores and other services designed to provide attractive and efficient travel experiences to professional drivers and other motorists. TA's standalone restaurants operate principally under the "Quaker Steak & Lube" brand name.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER TA USES WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," "WILL," "MAY" AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA'S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY TA'S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•
STATEMENTS ABOUT IMPROVED OPERATING RESULTS, COST SAVINGS AND INCREASING GROSS MARGINS MAY IMPLY THAT TA'S BUSINESS MAY BE PROFITABLE IN THE FUTURE. HOWEVER, CERTAIN OF THOSE IMPROVEMENTS RESULTED FROM UNIQUE ITEMS THAT MAY NOT OCCUR AGAIN. IN ADDITION, SINCE TA BECAME PUBLICLY OWNED IN 2007, TA'S OPERATIONS HAVE GENERATED LOSSES AND ONLY OCCASIONALLY GENERATED PROFITS. TA MAY BE UNABLE TO PRODUCE FUTURE PROFITS AND TA'S LOSSES MAY INCREASE;

•
STATEMENTS THAT TA EXPECTS THE SALE OF ITS CONVENIENCE STORES BUSINESS TO BE COMPLETED IN THE 2018 FOURTH QUARTER. THIS TRANSACTION IS SUBJECT TO CLOSING CONDITIONS. IF THESE CONDITIONS ARE NOT SATISFIED, THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR ITS TERMS MAY CHANGE, AND THE LOSS TA EXPECTS TO REALIZE AND THE EXPENSES IT MAY INCUR IN CONNECTION WITH THIS TRANSACTION MAY INCREASE; AND

•
STATEMENTS THAT TA ESTIMATES THE SALE OF ITS CONVENIENCE STORES BUSINESS WILL GENERATE NET CASH PROCEEDS OF APPROXIMATELY $319.2 MILLION AND CURRENTLY EXPECTS TO USE THOSE PROCEEDS TO REDUCE FUTURE RENT AND/OR INTEREST OBLIGATIONS. THE AMOUNT OF NET CASH PROCEEDS MAY DIFFER FROM TA'S ESTIMATE AND THE USE OF PROCEEDS MAY DIFFER FROM TA'S CURRENT EXPECTATION.

THE INFORMATION CONTAINED IN TA'S PERIODIC REPORTS, INCLUDING TA'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017, WHICH HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR SEC, AND TA'S QUARTERLY REPORTS ON FORM 10-Q FOR THE PERIODS ENDED MARCH 31, 2018, JUNE 30, 2018 AND SEPTEMBER 30, 2018, WHICH HAVE BEEN OR WILL BE FILED WITH THE SEC, UNDER THE CAPTION "RISK FACTORS," OR ELSEWHERE IN THOSE REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM TA'S FORWARD LOOKING STATEMENTS. TA'S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, TA DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2018	2017
Revenues:
Fuel	$1,172,913	$908,456
Nonfuel	482,621	465,232
Rent and royalties from franchisees	3,863	4,535
Total revenues	1,659,397	1,378,223

Cost of goods sold (excluding depreciation):
Fuel	1,096,065	839,065
Nonfuel	192,951	185,127
Total cost of goods sold	1,289,016	1,024,192

Operating expenses:
Site level operating	233,344	216,303
Selling, general and administrative	35,097	34,348
Real estate rent	71,116	69,032
Depreciation and amortization	20,407	19,990
Total operating expenses	359,964	339,673

Income from operations	10,417	14,358

Interest expense, net	7,518	7,507
Other (income) expense, net	(569)	(481)
Income before income taxes and discontinued operations	3,468	7,332
(Provision) benefit for income taxes	(1,879)	55,941
Income from continuing operations	1,589	63,273
Loss from discontinued operations, net of taxes	(72,069)	(966)
Net (loss) income	(70,480)	62,307
Less: net income for noncontrolling interests	34	30
Net (loss) income attributable to common shareholders	$(70,514)	$62,277

Net (loss) income per common share attributable to common shareholders
Basic and diluted from continuing operations	$0.04	$1.60
Basic and diluted from discontinued operations	(1.81)	(0.02)
Basic and diluted	(1.77)	1.58
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Nine Months Ended September 30,
	2018	2017
Revenues:
Fuel	$3,308,744	$2,582,699
Nonfuel	1,377,159	1,319,308
Rent and royalties from franchisees	12,022	13,829
Total revenues	4,697,925	3,915,836

Cost of goods sold (excluding depreciation):
Fuel	3,074,621	2,373,919
Nonfuel	538,606	521,645
Total cost of goods sold	3,613,227	2,895,564

Operating expenses:
Site level operating	685,217	660,730
Selling, general and administrative	98,292	108,996
Real estate rent	212,036	205,039
Depreciation and amortization	62,076	66,875
Total operating expenses	1,057,621	1,041,640

Income (loss) from operations	27,077	(21,368)

Interest expense, net	21,963	22,738
Other expense (income), net	1,627	(1,490)
Income (loss) before income taxes and discontinued operations	3,487	(42,616)
Benefit for income taxes	713	76,437
Income from continuing operations	4,200	33,821
Loss from discontinued operations, net of taxes	(118,682)	(3,828)
Net (loss) income	(114,482)	29,993
Less: net income for noncontrolling interests	122	100
Net (loss) income attributable to common shareholders	$(114,604)	$29,893

Net (loss) income per common share attributable to common shareholders
Basic and diluted from continuing operations	$0.10	$0.85
Basic and diluted from discontinued operations	(2.97)	(0.09)
Basic and diluted	(2.87)	0.76
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	September 30, 2018	December 31, 2017
Assets:
Current assets:
Cash and cash equivalents	$85,519	$35,526
Accounts receivable, net	168,990	125,501
Inventory	198,021	186,867
Other current assets	27,050	27,015
Current assets of discontinued operations	335,698	23,609
Total current assets	815,278	398,518

Property and equipment, net	606,219	613,196
Goodwill and intangible assets, net	48,681	50,351
Other noncurrent assets	121,761	89,955
Noncurrent assets of discontinued operations	—	466,112
Total assets	$1,591,939	$1,618,132

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable	$204,178	$155,581
Current HPT Leases liabilities	42,122	41,389
Other current liabilities	173,353	128,017
Current liabilities of discontinued operations	11,636	2,311
Total current liabilities	431,289	327,298

Long term debt, net	320,303	319,634
Noncurrent HPT Leases liabilities	357,560	368,782
Other noncurrent liabilities	26,774	27,376
Noncurrent liabilities of discontinued operations	—	8,547
Total liabilities	1,135,926	1,051,637

Shareholders' equity (39,768 and 39,984 common shares outstanding at September 30, 2018 and December 31, 2017, respectively)	456,013	566,495
Total liabilities and shareholders' equity	$1,591,939	$1,618,132
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)

TA believes the non-GAAP financial measures presented in the tables below are meaningful supplemental disclosures because they may help investors gain a better understanding of changes in TA's operating results and its ability to pay rent or service debt when due, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors to make comparisons between TA and other companies and to make comparisons of TA's financial and operating results between periods.
TA believes that adjusted income (loss) from continuing operations and adjusted income (loss) per common share from continuing operations attributable to common shareholders are meaningful disclosures that may help investors to better understand TA's financial performance by providing financial information that represents the operating results of TA's continuing operations without the effects of items that do not result directly from TA's normal recurring operations and may allow investors to better compare TA's performance between periods and to the performance of other companies. Management uses these measures in developing internal budgets and forecasts and analyzing TA's performance.
TA believes that EBITDA and adjusted EBITDA are meaningful disclosures that may help investors to better understand TA's financial performance, including by allowing investors to compare TA's performance between periods and to the performance of other companies. Management uses EBITDA and adjusted EBITDA to evaluate TA's financial performance and compare TA's performance over time and to the performance of other companies. Management also uses these measures in developing internal budgets and forecasts and analyzing its performance. TA calculates EBITDA as income from continuing operations before interest, taxes and depreciation and amortization, as shown below. TA calculates adjusted EBITDA by excluding items that are considered not to be normal, recurring, cash operating expenses or gains or losses. TA also believes that adjusted EBITDA provides financial information that represents operating results from TA's continuing operations without the effects of items that do not result directly from TA's normal recurring operations.
The non-GAAP financial measures TA presents should not be considered as alternatives to net (loss) income attributable to common shareholders, net (loss) income, income from continuing operations or income (loss) from operations as an indicator of TA's operating performance or as a measure of TA's liquidity. Also, the non-GAAP financial measures TA presents may not be comparable to similarly titled amounts calculated by other companies.
TA believes that income from continuing operations is the most directly comparable GAAP financial measure to adjusted income (loss) from continuing operations, EBITDA and adjusted EBITDA, and that income per common share from continuing operations attributable to common shareholders is the most directly comparable GAAP financial measure to adjusted net income (loss) per common share from continuing operations attributable to common shareholders. The following tables present the reconciliations of the non-GAAP financial measures to the respective most directly comparable GAAP financial measures for the three and nine months ended September 30, 2018 and 2017.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Calculation of adjusted income (loss) from continuing operations:
Income from continuing operations	$1,589	$63,273	$4,200	$33,821
Less: Uncertain tax position reversal(1)	—	(58,602)	—	(58,602)
Less: Federal biodiesel tax credit(2)	—	—	(23,251)	—
Less: Comdata excess transaction fees(3)	—	(4,611)	—	—
Add (less): Comdata legal expenses(4)	—	312	(9,967)	9,211
Less: Comdata interest income(4)	—	—	(568)	—
Add: Executive officer retirement agreement expenses(5)	—	114	3,571	400
Add: Asset write offs(6)	—	—	—	5,227
Add (less): Income tax benefit (provision)(7)	—	1,611	7,463	(5,713)
Adjusted income (loss) from continuing operations	$1,589	$2,097	$(18,552)	$(15,656)

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Calculation of adjusted income (loss) per common share from continuing operations attributable to common shareholders (basic and diluted):
Income per common share from continuing operations attributable to common shareholders (basic and diluted)	$0.04	$1.60	$0.10	$0.85
Less: Uncertain tax position reversal(1)	—	(1.48)	—	(1.48)
Less: Federal biodiesel tax credit(2)	—	—	(0.58)	—
Less: Comdata excess transaction fees(3)	—	(0.12)	—	—
Add (less): Comdata legal expenses(4)	—	0.01	(0.25)	0.23
Less: Comdata interest income(4)	—	—	(0.01)	—
Add: Executive officer retirement agreement expenses(5)	—	—	0.09	0.01
Add: Asset write offs(6)	—	—	—	0.13
Add (less): Income tax benefit (provision)(7)	—	0.04	0.19	(0.14)
Adjusted income (loss) per common share from continuing operations attributable to common shareholders (basic and diluted)	$0.04	$0.05	$(0.46)	$(0.40)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Calculation of EBITDA and adjusted EBITDA:
Income from continuing operations	$1,589	$63,273	$4,200	$33,821
Add (less): Provision (benefit) for income taxes	1,879	(55,941)	(713)	(76,437)
Add: Depreciation and amortization	20,407	19,990	62,076	66,875
Add: Interest expense, net	7,518	7,507	21,963	22,738
EBITDA	31,393	34,829	87,526	46,997
Less: Federal biodiesel tax credit(2)	—	—	(23,251)	—
Less: Comdata excess transaction fees(3)	—	(4,611)	—	—
Add (less): Comdata legal expenses(4)	—	312	(9,967)	9,211
Add: Executive officer retirement agreement expenses(5)	—	114	3,571	400
Adjusted EBITDA	$31,393	$30,644	$57,879	$56,608

(1)	Uncertain tax position reversal. In September 2017, TA recognized a $58.6 million income tax benefit as a result of the resolution of certain previously uncertain tax positions.

(2)
Federal biodiesel tax credit. On February 8, 2018, legislation was passed that retroactively reinstated the 2017 federal biodiesel tax credit. The federal biodiesel tax credit for 2017 was $23.3 million and was recognized in February 2018.

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)

(3)
Comdata excess transaction fees. From February 1, 2017, until mid-September 2017, Comdata unilaterally withheld increased fees from transaction settlement payments due to TA under an agreement between TA and Comdata under which TA agreed to accept Comdata issued fuel cards through January 2, 2022, for certain purchases by TA's customers in exchange for fees payable by TA to Comdata, or the Merchant Agreement. During the three and nine months ended September 30, 2017, TA incurred $2.3 million and $6.9 million, respectively, of excess transaction fees. On September 11, 2017, the Court of Chancery of the State of Delaware, or the Court, issued its post-trial Memorandum Opinion. The Court found that TA was entitled to, among other things, an order requiring Comdata to specifically perform under the Merchant Agreement, and awarded damages to TA and against Comdata for the difference between the higher transaction fees paid to Comdata since February 1, 2017, and what TA would have paid during this period under the fee structure in the Merchant Agreement. Accordingly, in September 2017 TA recognized a $6.9 million reduction of transaction fees expense for a net $4.6 million expense reduction in the 2017 third quarter. In November 2017, TA recovered $6.9 million from Comdata for the amount of excess transaction fees.

(4)
Comdata legal expenses and interest income. For the nine months ended September 30, 2018, TA incurred the final $0.1 million of legal fees in its litigation with Comdata. During the three and nine months ended September 30, 2017, TA incurred $0.3 million and $9.2 million, respectively, of legal fees in its litigation with Comdata. TA's attorneys' fees and costs related to this matter totaled $10.6 million. On April 9, 2018, the Court entered its final order and judgment, or the Order. Pursuant to the Order, Comdata was required to, among other things, reimburse TA for attorneys' fees and costs, together with interest, in the amount of $10.7 million, which TA collected in April 2018. As a result, TA recognized a $10.1 million reduction in selling, general and administrative expenses and $0.6 million of interest income in May 2018.

(5)
Executive officer retirement agreement expenses. As part of TA's retirement agreements with certain former officers, TA agreed to accelerate the vesting of previously granted share awards and to pay an additional cash payment in the amount of $1.5 million. This acceleration and cash payment resulted in additional compensation expense of $3.6 million for the nine months ended September 30, 2018, and $0.1 million and $0.4 million for the three and nine months ended September 30, 2017, respectively.

(6)	Asset write offs. During the nine months ended September 30, 2017, TA wrote off assets totaling $5.2 million in connection with TA's cost reduction initiatives.

(7)
Non-GAAP financial measures net tax impact. The tax impact of the exclusion of the above items from income from continuing operations to arrive at adjusted income (loss) from continuing operations was calculated using TA's estimated statutory rate of 24.7% and 38.5% for the three and nine months ended September 30, 2018 and 2017, respectively. The change in the estimated statutory rate is due to the Tax Cuts and Jobs Act enacted in December 2017, which reduced the federal corporate income tax rate from 35% to 21%.

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(dollars and gallons in thousands, except per gallon amounts unless indicated otherwise)

The following table presents operating data for the periods noted for all of the locations in operation on September 30, 2018, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of three locations TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data excludes revenues and expenses at locations TA does not operate, such as rents and royalties from franchisees, the results of TA's discontinued operations and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	Change		2018	2017	Change
Number of same site company operated locations(1)	241	241	—		235	235	—

Diesel sales volume (gallons)	400,227	400,384	—%		1,180,862	1,188,077	(0.6)%
Gasoline sales volume (gallons)	77,849	78,481	(0.8)%		213,525	214,454	(0.4)%
Total fuel sales volume (gallons)	478,076	478,865	(0.2)%		1,394,387	1,402,531	(0.6)%

Fuel revenues	$1,140,855	$888,368	28.4%		$3,210,894	$2,525,212	27.2%
Fuel gross margin	75,432	69,301	8.8%		229,189	207,825	10.3%
Fuel gross margin per gallon	$0.158	$0.145	9.0%		$0.164	$0.148	10.8%

Nonfuel revenues	$476,541	$462,683	3.0%		$1,348,428	$1,302,544	3.5%
Nonfuel gross margin	286,186	278,149	2.9%		820,479	786,745	4.3%
Nonfuel gross margin percentage	60.1%	60.1%	—		60.8%	60.4%	40	pts

Total gross margin	$361,618	$347,450	4.1%		$1,049,668	$994,570	5.5%
Site level operating expenses	229,656	214,170	7.2%		667,432	648,369	2.9%
Site level operating expenses as a percentage of nonfuel revenues	48.2%	46.3%	190	pts	49.5%	49.8%	(30	)pts
Site level gross margin in excess of site level operating expenses	$131,962	$133,280	(1.0)%		$382,236	$346,201	10.4%

(1)
Same site operations for the three months ended September 30, 2018, included 227 travel centers and 14 standalone restaurants that TA operated since July 1, 2017. Same site operations for the nine months ended September 30, 2018, included 225 travel centers and 10 standalone restaurants that TA operated since January 1, 2017.

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT EFFECT
(in thousands, except per gallon amounts)

In May 2014, the Financial Accounting Standards Board, or the FASB, issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers, or ASU 2014-09, which established a comprehensive revenue recognition standard under GAAP for almost all industries. TA adopted ASU 2014-09 on January 1, 2018, using the full retrospective method, which required that TA restate its consolidated financial statements for prior year comparative periods. Although the majority of TA's revenue is initiated at the point of sale, the implementation of this standard impacted the accounting for TA's loyalty programs, initial and renewal franchise fees and advertising contributions received from franchisees.
The recognition of loyalty awards in accordance with ASU 2014-09 resulted in a reclassification between nonfuel and fuel revenues. This reclassification resulted in a decrease to fuel gross margin per gallon and an increase to nonfuel gross margin percentage. The adjusted fuel revenues, fuel gross margin per gallon, nonfuel revenues and nonfuel gross margin percentage for each quarter of 2017 and 2016 and for the years ended December 31, 2017 and 2016, is as follows:

	As Reported	Discontinued Operations(1)	Adoption of ASU 2014-09	As Adjusted
Fuel revenues:
Three months ended March 31, 2017	$935,296	$(103,629)	$(12,422)	$819,245
Three months ended June 30, 2017	990,265	(121,221)	(14,046)	854,998
Three months ended September 30, 2017	1,055,593	(127,323)	(19,814)	908,456
Three months ended December 31, 2017	1,109,758	(122,341)	(19,341)	968,076
Year ended December 31, 2017	4,090,912	(474,514)	(65,623)	3,550,775

Three months ended March 31, 2016	$709,528	$(72,648)	$(14,622)	$622,258
Three months ended June 30, 2016	931,211	(119,248)	(14,802)	797,161
Three months ended September 30, 2016	947,558	(118,563)	(15,223)	813,772
Three months ended December 31, 2016	941,852	(108,488)	(11,830)	821,534
Year ended December 31, 2016	3,530,149	(418,947)	(56,477)	3,054,725

	As Reported	Discontinued Operations(1)	Adoption of ASU 2014-09(2)	As Adjusted
Fuel gross margin per gallon:
Three months ended March 31, 2017	$0.166	$(0.005)	$(0.024)	$0.137
Three months ended June 30, 2017	0.192	(0.008)	(0.026)	0.158
Three months ended September 30, 2017	0.189	(0.011)	(0.036)	0.142
Three months ended December 31, 2017	0.184	(0.008)	(0.036)	0.140
Year ended December 31, 2017	0.183	(0.009)	(0.030)	0.144

Three months ended March 31, 2016	$0.170	$(0.004)	$(0.027)	$0.139
Three months ended June 30, 2016	0.182	(0.006)	(0.027)	0.149
Three months ended September 30, 2016	0.194	(0.006)	(0.027)	0.161
Three months ended December 31, 2016	0.189	(0.004)	(0.022)	0.163
Year ended December 31, 2016	0.184	(0.005)	(0.026)	0.153

(1)
As a result of entering into an agreement to sell TA's convenience stores business, the results of the convenience stores business have been presented as discontinued operations for each quarter of 2017 and 2016 and for the years ended December 31, 2017 and 2016.

(2)
The effect ASU 2014-09 will have on fuel gross margin per gallon will vary from period to period as a result of changes in certain factors that figure into the underlying calculations, including, but not limited to, fuel prices, the value of loyalty awards and loyalty program redemption rates.

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT EFFECT
(in thousands, except per gallon amounts)

	As Reported	Discontinued Operations(1)	Adoption of ASU 2014-09	As Adjusted
Nonfuel revenues:
Three months ended March 31, 2017	$451,746	$(59,139)	$12,422	$405,029
Three months ended June 30, 2017	504,722	(69,721)	14,046	449,047
Three months ended September 30, 2017	516,555	(71,137)	19,814	465,232
Three months ended December 31, 2017	471,158	(61,706)	19,341	428,793
Year ended December 31, 2017	1,944,181	(261,703)	65,623	1,748,101

Three months ended March 31, 2016	$436,018	$(52,542)	$14,622	$398,098
Three months ended June 30, 2016	494,467	(67,728)	14,802	441,541
Three months ended September 30, 2016	510,559	(71,718)	15,223	454,064
Three months ended December 31, 2016	462,579	(63,939)	11,830	410,470
Year ended December 31, 2016	1,903,623	(255,927)	56,477	1,704,173

	As Reported	Discontinued Operations(1)		Adoption of ASU 2014-09		As Adjusted
Nonfuel gross margin percentage:
Three months ended March 31, 2017	56.6%	340	pts	110	pts	61.1%
Three months ended June 30, 2017	55.6%	350	pts	110	pts	60.2%
Three months ended September 30, 2017	55.2%	340	pts	160	pts	60.2%
Three months ended December 31, 2017	56.0%	330	pts	180	pts	61.1%
Year ended December 31, 2017	55.8%	340	pts	140	pts	60.6%

Three months ended March 31, 2016	56.0%	300	pts	150	pts	60.5%
Three months ended June 30, 2016	55.0%	340	pts	140	pts	59.8%
Three months ended September 30, 2016	54.9%	360	pts	130	pts	59.8%
Three months ended December 31, 2016	55.4%	360	pts	110	pts	60.1%
Year ended December 31, 2016	55.3%	340	pts	130	pts	60.0%

(1)
As a result of entering into an agreement to sell TA's convenience stores business, the results of the convenience stores business have been presented as discontinued operations for each quarter of 2017 and 2016 and for the years ended December 31, 2017 and 2016.

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL PRO FORMA FINANCIAL INFORMATION FOR DISCONTINUED OPERATIONS
(in thousands, except per share amounts)

On September 1, 2018, TA entered into an agreement to sell the convenience stores business. As a result of the agreement, the results of the convenience stores business have been reported as held for sale and presented as discontinued operations in the consolidated statements of operations for the three and nine months ended September 30, 2018 and 2017. Additionally, the assets and liabilities of the convenience stores business have been presented as discontinued operations in TA's consolidated balance sheets. The closing of this sale is expected to be completed during the 2018 fourth quarter, and is subject to the satisfaction or waiver of customary closing conditions for a transaction of this type. The pro forma financial statements below present the consolidated statements of operations for the three months ended December 31, 2017, March 31, 2018 and June 30, 2018, adjusted for the presentation of the convenience stores business as discontinued operations.

	Three Months Ended December 31, 2017
	As Reported	Pro Forma Adjustments	Pro Forma
Revenues:
Fuel	$1,090,417	$(122,341)	$968,076
Nonfuel	490,499	(61,706)	428,793
Rent and royalties from franchisees	4,245	(53)	4,192
Total revenues	1,585,161	(184,100)	1,401,061

Cost of goods sold (excluding depreciation):
Fuel	1,011,983	(109,291)	902,692
Nonfuel	207,226	(40,269)	166,957
Total cost of goods sold	1,219,209	(149,560)	1,069,649

Operating expenses:
Site level operating	237,727	(25,790)	211,937
Selling, general and administrative	39,740	(2,721)	37,019
Real estate rent	70,385	(574)	69,811
Depreciation and amortization	37,253	(14,749)	22,504
Total operating expenses	385,105	(43,834)	341,271

Loss from operations	(19,153)	9,294	(9,859)

Interest expense, net	7,278	—	7,278
Other expense, net	595	—	595
Loss before income taxes and discontinued operations	(27,026)	9,294	(17,732)
Benefit for income taxes	6,316	(2,456)	3,860
Loss from continuing operations	(20,710)	6,838	(13,872)
Loss from discontinued operations, net of taxes	—	(6,838)	(6,838)
Net loss	(20,710)	—	(20,710)
Less: net income for noncontrolling interests	32	—	32
Net loss attributable to common shareholders	$(20,742)	$—	$(20,742)

Net loss per common share attributable to common shareholders
Basic and diluted from continuing operations	$—	$—	$(0.35)
Basic and diluted from discontinued operations	—	—	(0.17)
Basic and diluted	(0.52)	—	(0.52)

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL PRO FORMA FINANCIAL INFORMATION FOR DISCONTINUED OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31, 2018
	As Reported	Pro Forma Adjustments	Pro Forma
Revenues:
Fuel	$1,100,127	$(113,782)	$986,345
Nonfuel	480,397	(56,908)	423,489
Rent and royalties from franchisees	4,163	(53)	4,110
Total revenues	1,584,687	(170,743)	1,413,944

Cost of goods sold (excluding depreciation):
Fuel	1,006,568	(103,120)	903,448
Nonfuel	197,995	(36,584)	161,411
Total cost of goods sold	1,204,563	(139,704)	1,064,859

Operating expenses:
Site level operating	249,560	(26,548)	223,012
Selling, general and administrative	38,035	(1,927)	36,108
Real estate rent	70,812	(576)	70,236
Depreciation and amortization	27,548	(7,002)	20,546
Total operating expenses	385,955	(36,053)	349,902

Loss from operations	(5,831)	5,014	(817)

Interest expense, net	7,580	—	7,580
Other expense, net	1,293	—	1,293
Loss before income taxes and discontinued operations	(14,704)	5,014	(9,690)
Benefit for income taxes	4,626	(963)	3,663
Loss from continuing operations	(10,078)	4,051	(6,027)
Loss from discontinued operations, net of taxes	—	(4,051)	(4,051)
Net loss	(10,078)	—	(10,078)
Less: net income for noncontrolling interests	34	—	34
Net loss attributable to common shareholders	$(10,112)	$—	$(10,112)

Net loss per common share attributable to common shareholders
Basic and diluted from continuing operations	$—	$—	$(0.15)
Basic and diluted from discontinued operations	—	—	(0.10)
Basic and diluted	(0.25)	—	(0.25)

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL PRO FORMA FINANCIAL INFORMATION FOR DISCONTINUED OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30, 2018
	As Reported	Pro Forma Adjustments	Pro Forma
Revenues:
Fuel	$1,297,721	$(148,235)	$1,149,486
Nonfuel	538,863	(67,814)	471,049
Rent and royalties from franchisees	4,101	(52)	4,049
Total revenues	1,840,685	(216,101)	1,624,584

Cost of goods sold (excluding depreciation):
Fuel	1,208,929	(133,821)	1,075,108
Nonfuel	228,034	(43,790)	184,244
Total cost of goods sold	1,436,963	(177,611)	1,259,352

Operating expenses:
Site level operating	256,284	(27,423)	228,861
Selling, general and administrative	29,959	(2,872)	27,087
Real estate rent	71,257	(573)	70,684
Depreciation and amortization	29,918	(8,795)	21,123
Impairment of goodwill	51,500	(51,500)	—
Total operating expenses	438,918	(91,163)	347,755

(Loss) income from operations	(35,196)	52,673	17,477

Interest expense, net	6,865	—	6,865
Other expense, net	903	—	903
(Loss) income before income taxes and discontinued operations	(42,964)	52,673	9,709
Benefit (provision) for income taxes	9,040	(10,111)	(1,071)
(Loss) income from continuing operations	(33,924)	42,562	8,638
Loss from discontinued operations, net of taxes	—	(42,562)	(42,562)
Net loss	(33,924)	—	(33,924)
Less: net income for noncontrolling interests	54	—	54
Net loss attributable to common shareholders	$(33,978)	$—	$(33,978)

Net (loss) income per common share attributable to common shareholders
Basic and diluted from continuing operations	$—	$—	$0.21
Basic and diluted from discontinued operations	—	—	(1.06)
Basic and diluted	(0.85)	—	(0.85)

(End)